UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As of January 1, 2015, Willis Group Holdings plc and its subsidiaries (collectively, the “Company”) has reorganized its business from three operating segments (formerly known as Willis Global, Willis North America and Willis International) into four operating segments: Willis Capital, Wholesale and Reinsurance (“WCWR”), Willis North America (“WNA”), Willis International, and Willis Great Britain (“Willis GB”). WNA, which will continue to be led by Todd Jones, and Willis International, which will continue to be led by Tim Wright, will remain largely unchanged except for certain specialty teams formerly included within Willis Global but which will now be included within the geographic regions in which they are located. The other segments will be as follows:

•	WCWR includes Willis Re, Willis Capital Markets and Advisory and the Company’s wholesale businesses. It will also include a new unit called Willis Portfolio and Underwriting Services which includes all of the Company’s activities that provide portfolio and underwriting services. WCWR will be led by Steve Hearn, the Company’s Deputy CEO.

•	Willis GB includes the Company’s UK retail business, facultative business and London specialty businesses. It is being led by Steve Hearn. Following a period of transition and receipt of necessary regulatory approvals, Nicolas Aubert will be appointed to CEO of Willis GB to succeed Steve Hearn in this role. Mr. Aubert joins the Company on January 19th from AIG.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2015	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Dominic Casserley
		Name:	Dominic Casserley
		Title:	Group Chief Executive Officer